Exhibit 99.1

Press Release

Information for Investors:	Information for Media:

Steve Eagerton	Michelle Kersch
Black Knight	Black Knight
904.854.3683	904.854.5043
steven.eagerton@bkfs.com	michelle.kersch@bkfs.com

Black Knight Reports Third Quarter 2022 Financial Results

JACKSONVILLE, Fla. –November 3, 2022 - Black Knight, Inc. (NYSE: BKI), a leading provider of software, data and analytics solutions to the mortgage and consumer loan, real estate and capital markets verticals, today announced unaudited financial results for the third quarter and nine months ended September 30, 2022, as compared to the prior year periods.

Commentary:

Black Knight Executive Chairman Anthony Jabbour said, “I am pleased with our performance in light of what is a very challenging time for the markets we serve and our pending transaction with Intercontinental Exchange. While the operating environment has created some near-term headwinds to our financial performance, we believe our third quarter results demonstrate the resilience of our business model. We remain optimistic about our long-term growth opportunities and are committed to creating value for all our stakeholders.”

Black Knight Chief Executive Officer Joe Nackashi added, “We delivered solid results with Organic revenue growth of 2% while advancing our strategic initiatives during the third quarter. Our team demonstrated resiliency and agility while maintaining disciplined execution and a sharp focus on serving our clients.”

Third Quarter 2022 Highlights:

●	Revenues of $386.7 million, an increase of 2%; Organic revenue growth of 2%
●	Operating income of $68.2 million, a decrease of 18%; Operating margin of 17.6% compared to 21.9%
●	Net earnings attributable to Black Knight of $30.0 million compared to $53.4 million; Diluted EPS of $0.19 compared to $0.34; Net earnings margin of 7.8% compared to 12.2%
●	Adjusted EBITDA of $179.4 million, a decrease of 3%; Adjusted EBITDA margin was 46.4% compared to 48.9%
●	Adjusted operating income of $138.1 million, a decrease of 7%; Adjusted operating margin of 35.7% compared to 39.2%
●	Adjusted net earnings of $86.6 million, a decrease of 7%; Adjusted EPS of $0.56, a decrease of 7%

Third Quarter 2022 Segment Highlights:

Software Solutions

●	Revenues of $332.7 million, an increase of 4%; Organic revenue growth of 4%
●	EBITDA of $179.7 million, a decrease of 2%; EBITDA margin of 54.0% compared to 57.1%

●	Operating income of $142.3 million, a decrease of 5%; Operating margin of 42.8% compared to 46.9%

Data and Analytics

●	Revenues of $54.0 million, a decrease of 8%; Organic revenue decrease of 8%
●	EBITDA of $16.9 million, a decrease of 19%; EBITDA margin of 31.3% compared to 35.8%
●	Operating income of $13.0 million, a decrease of 24%; Operating margin of 24.1% compared to 29.1%

Year-to-Date 2022 Highlights:

●	Revenues of $1,168.4 million, an increase of 7%; Organic revenue growth of 6%
●	Operating income of $225.4 million, an increase of 2%; Operating margin of 19.3% compared to 20.2%
●	Net earnings attributable to Black Knight of $434.9 million compared to $147.2 million; Diluted EPS of $2.80 compared to $0.94; Net earnings margin of 37.0% compared to 11.4%; the effect of our investment in Dun & Bradstreet Holdings, Inc. (“DNB”) was an increase in Net earnings attributable to Black Knight of $303.3 million, or $1.95 per diluted share, including a gain of $305.4 million, net of tax, or $1.96 per diluted share, recognized as a result of the exchange of shares of DNB common stock as part of the consideration for acquiring the remaining 40% interest in Optimal Blue Holdco, LLC (“Optimal Blue”) in February 2022
●	Adjusted EBITDA of $560.6 million, an increase of 5%; Adjusted EBITDA margin was 48.0% compared to 49.2%
●	Adjusted operating income of $440.7 million, an increase of 3%; Adjusted operating margin of 37.7% compared to 39.3%
●	Adjusted net earnings of $284.4 million, an increase of 6%; Adjusted EPS of $1.83, an increase of 6%

Year-to-Date 2022 Segment Highlights:

Software Solutions

●	Revenues of $1,002.8 million, an increase of 9%; Organic revenue growth of 7%
●	EBITDA of $558.6 million, an increase of 6%; EBITDA margin of 55.7% compared to 57.4%
●	Operating income of $450.2 million, an increase of 4%; Operating margin of 44.9% compared to 46.8%

Data and Analytics

●	Revenues of $165.6 million, a decrease of 2%; Organic revenue decrease of 3%
●	EBITDA of $53.6 million, a decrease of 13%; EBITDA margin of 32.4% compared to 36.5%
●	Operating income of $41.9 million, a decrease of 16%; Operating margin of 25.3% compared to 29.7%

Other Highlights:

●	As of September 30, 2022, we owned 18.5 million shares of DNB common stock.
●	As of September 30, 2022, we had cash and cash equivalents of $16.1 million, debt of $2,682.2 million and available capacity of $434.4 million on our revolving credit facility.
●	For the nine months ended September 30, 2022, net cash provided by operations includes the effect of higher income tax payments primarily related to the DNB gain recognized as part of the February 2022 Optimal Blue transaction and the effect of the change in timing of deducting certain software development costs under Internal Revenue Code Section 174.

Business Outlook

As a result of the proposed transaction with Intercontinental Exchange, Inc. (“ICE”) that was announced on May 4, 2022 (the “ICE Transaction”), Black Knight has suspended the practice of providing forward-looking guidance. In addition, Black Knight will not be hosting a conference call related to its third quarter 2022 earnings release.

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

About Black Knight

Black Knight, Inc. (NYSE:BKI) is an award-winning software, data and analytics company that drives innovation in the mortgage lending and servicing and real estate industries, as well as the capital and secondary markets. Businesses leverage our robust, integrated solutions across the entire homeownership life cycle to help retain existing customers, gain new customers, mitigate risk and operate more effectively.

Our clients rely on our proven, comprehensive, scalable products and our unwavering commitment to delivering superior client support to achieve their strategic goals and better serve their customers. For more information on Black Knight, please visit www.blackknightinc.com.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures, including Organic revenue growth, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted operating income, Adjusted operating margin, Adjusted net earnings and Adjusted EPS. These are important financial measures for us but are not financial measures as defined by generally accepted accounting principles ("GAAP"). The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, including determining a portion of executive compensation. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. By disclosing these non-GAAP financial measures, we believe we offer investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates the company.

These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, operating margin, net earnings, net earnings per share, net earnings margin or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

Revenues, EBITDA, EBITDA margin, Operating income and Operating margin for the Software Solutions and Data and Analytics segments are presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. These measures are reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, these measures are excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission’s ("SEC") Regulation G and Item 10(e) of Regulation S-K.

Organic revenue growth - We define Organic revenue growth as Revenues for the current period compared to an adjusted revenue base for the prior period, which is adjusted to add pre-acquisition revenues of acquired businesses for the portion of the prior year matching the portion of the current year that we owned the acquired businesses.

Adjusted EBITDA - We define Adjusted EBITDA as Net earnings attributable to Black Knight, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	Depreciation and amortization;
●	Impairment charges;
●	Interest expense, net;
●	Income tax expense;
●	Other expense, net;
●	Equity in (earnings) losses of unconsolidated affiliates, net of tax;
●	(Gains) losses related to investments in unconsolidated affiliate, net of tax;
●	Net earnings (losses) attributable to redeemable noncontrolling interests;
●	equity-based compensation, including certain related payroll taxes;
●	acquisition-related costs, including costs pursuant to purchase agreements;
●	costs related to the ICE Transaction; and
●	costs associated with expense reduction initiatives.

These adjustments are reflected in Corporate and Other.

Adjusted EBITDA margin - Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Revenues.

Adjusted operating income – We define Adjusted operating income as Operating income, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	equity-based compensation, including certain related payroll taxes;
●	acquisition-related costs, including costs pursuant to purchase agreements;
●	costs related to the ICE Transaction;
●	costs associated with expense reduction initiatives; and
●	the net incremental depreciation and amortization adjustments associated with the application of purchase accounting.

These adjustments are reflected in Corporate and Other.

Adjusted operating margin - Adjusted operating margin is calculated by dividing Adjusted operating income by Revenues.

Adjusted net earnings - We define Adjusted net earnings as Net earnings attributable to Black Knight with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	equity in (earnings) losses of unconsolidated affiliates, net of tax;
●	(gains) losses related to investments in unconsolidated affiliate, net of tax;
●	the net incremental depreciation and amortization adjustments associated with the application of purchase accounting;
●	equity-based compensation, including certain related payroll taxes;
●	costs associated with debt and/or equity offerings;
●	acquisition-related costs, including costs pursuant to purchase agreements;
●	costs related to the ICE Transaction;
●	costs associated with expense reduction initiatives;
●	costs and settlement (gains) losses associated with significant legal matters;
●	adjustment for income tax expense primarily related to the tax effect of the non-GAAP adjustments and a discrete income tax benefit related to the establishment of a deferred tax asset as a result of our reorganization of certain wholly-owned subsidiaries; and
●	adjustment for redeemable noncontrolling interests primarily related to the effect of the non-GAAP adjustments.

Adjusted EPS - Adjusted EPS is calculated by dividing Adjusted net earnings by the diluted weighted average shares of common stock outstanding.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Black Knight management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Black Knight undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks and uncertainties that forward-looking statements are subject to include, but are not limited to:

●	the occurrence of any event, change, or other circumstance that could give rise to a right in favor of ICE or us to terminate the definitive merger agreement governing the terms and conditions of the proposed transaction;
●	the outcome of any legal proceedings that may be instituted against us or ICE;
●	the possibility that the proposed transaction does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect ICE or us or the expected benefits of the proposed transaction);
●	business uncertainties and contractual restrictions while the ICE Transaction is pending, which could adversely affect our business and operations;
●	the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters;
●	security breaches against our information systems or breaches involving our third-party vendors;
●	our ability to maintain and grow our relationships with our clients;
●	our ability to comply with or changes to the laws, rules and regulations that affect our and our clients’ businesses;
●	our ability to adapt our solutions to technological changes or evolving industry standards or to achieve our growth strategies;
●	our ability to protect our proprietary software and information rights;
●	the effect of any potential defects, development delays, installation difficulties or system failures on our business and reputation;
●	changes in general economic, business, regulatory and political conditions;
●	impacts to our business operations caused by the occurrence of a catastrophe or global crisis;
●	the effects of our existing leverage on our ability to make acquisitions and invest in our business;
●	risks associated with the recruitment and retention of our skilled workforce;
●	risks associated with the availability of data;
●	our ability to successfully consummate, integrate and achieve the intended benefits of acquisitions;
●	risks associated with our investment in DNB; and
●	other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information”, “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings with the SEC.

BLACK KNIGHT, INC.

Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$16.1	$77.1
Trade receivables, net	191.8	191.8
Prepaid expenses and other current assets	91.1	83.0
Receivables from related parties	0.1	0.2
Total current assets	299.1	352.1
Property and equipment, net	146.6	154.5
Software, net	459.4	497.0
Other intangible assets, net	503.6	613.2
Goodwill	3,817.2	3,817.3
Investments in unconsolidated affiliates	169.0	490.5
Deferred contract costs, net	190.5	196.0
Other non-current assets	252.6	230.3
Total assets	$5,838.0	$6,350.9
LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable and other accrued liabilities	$57.8	$64.5
Income taxes payable	17.7	11.8
Accrued compensation and benefits	86.4	91.4
Current portion of debt	33.6	32.5
Deferred revenues	65.3	64.6
Total current liabilities	260.8	264.8
Deferred revenues	53.9	81.5
Deferred income taxes	232.9	284.1
Long-term debt, net of current portion	2,648.6	2,362.6
Other non-current liabilities	49.9	78.7
Total liabilities	3,246.1	3,071.7

Redeemable noncontrolling interests	42.8	1,188.8

Equity:
Additional paid-in capital	1,386.6	1,410.9
Retained earnings	1,398.8	968.2
Accumulated other comprehensive loss	(6.0)	(17.5)
Treasury stock, at cost	(230.3)	(271.2)
Total shareholders' equity	2,549.1	2,090.4
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$5,838.0	$6,350.9

BLACK KNIGHT, INC.

Consolidated Statements of Earnings

(In millions, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenues	$386.7	$378.0	$1,168.4	$1,089.0
Expenses:
Operating expenses	220.9	203.0	645.6	586.2
Depreciation and amortization	93.5	93.6	277.5	271.8
Transition and integration costs	4.1	(1.3)	19.9	10.9
Total expenses	318.5	295.3	943.0	868.9
Operating income	68.2	82.7	225.4	220.1
Other income and expense:
Interest expense, net	(26.6)	(21.6)	(70.3)	(62.8)
Other expense, net	(5.4)	(1.1)	(9.0)	(5.3)
Total other expense, net	(32.0)	(22.7)	(79.3)	(68.1)
Earnings before income taxes and equity in earnings of unconsolidated affiliates	36.2	60.0	146.1	152.0
Income tax expense	6.5	15.3	17.0	31.0
Earnings before equity in earnings of unconsolidated affiliates	29.7	44.7	129.1	121.0
Equity in earnings of unconsolidated affiliates, net of tax	0.3	1.6	303.3	3.0
Net earnings	30.0	46.3	432.4	124.0
Net losses attributable to redeemable noncontrolling interests	—	7.1	2.5	23.2
Net earnings attributable to Black Knight	$30.0	$53.4	$434.9	$147.2

Net earnings per share attributable to Black Knight shareholders:
Basic	$0.19	$0.34	$2.82	$0.95
Diluted	$0.19	$0.34	$2.80	$0.94
Weighted average shares of common stock outstanding:
Basic	154.5	155.2	154.4	155.4
Diluted	155.4	156.2	155.5	155.9

BLACK KNIGHT, INC.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net earnings	$432.4	$124.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	277.5	271.8
Amortization of debt issuance costs and original issue discount	2.9	2.9
Loss on extinguishment of debt	—	2.5
Deferred income taxes, net	(152.5)	(6.0)
Equity in earnings of unconsolidated affiliates, net of tax	(303.3)	(3.0)
Equity-based compensation	37.2	32.4
Changes in assets and liabilities, net of acquired assets and liabilities:
Trade receivables, including receivables from related parties	(0.1)	—
Prepaid expenses and other assets	(29.3)	(43.4)
Deferred contract costs	(26.2)	(36.6)
Deferred revenues	(26.9)	(6.5)
Trade accounts payable and other liabilities	(20.0)	(6.7)
Net cash provided by operating activities	191.7	331.4
Cash flows from investing activities:
Additions to property and equipment	(21.3)	(17.8)
Additions to software	(69.5)	(65.9)
Business acquisitions, net of cash acquired	—	(302.5)
Asset acquisitions	—	(10.0)
Other investing activities	(4.0)	(1.2)
Net cash used in investing activities	(94.8)	(397.4)
Cash flows from financing activities:
Revolver borrowings	627.0	613.9
Revolver payments	(317.4)	(324.6)
Term loan borrowings	—	1.6
Term loan payments	(21.6)	—
Payments made for redeemable noncontrolling interests	(433.5)	—
Purchases of treasury stock	—	(146.7)
Tax withholding payments for restricted share vesting	(11.2)	(24.4)
Finance lease payments	(0.8)	(2.8)
Debt issuance costs paid	—	(7.6)
Other financing activities	(0.4)	—
Net cash (used in) provided by financing activities	(157.9)	109.4
Net (decrease) increase in cash and cash equivalents	(61.0)	43.4
Cash and cash equivalents, beginning of period	77.1	34.7
Cash and cash equivalents, end of period	$16.1	$78.1
Supplemental cash flow information:
Interest paid, net	$(76.8)	$(69.7)
Income taxes paid, net	$(162.8)	$(42.6)

BLACK KNIGHT, INC.

Segment Information

(In millions)

(Unaudited)

	Three months ended September 30, 2022
	Software	Data and	Corporate and
	Solutions	Analytics	Other		Total
Revenues	$332.7	$54.0	$—		$386.7
Expenses:
Operating expenses	153.0	37.1	30.8	(1)	220.9
Transition and integration costs	—	—	4.1	(2)	4.1
EBITDA	179.7	16.9	(34.9)		161.7
Depreciation and amortization	37.4	3.9	52.2	(3)	93.5
Operating income (loss)	142.3	13.0	(87.1)		68.2
Interest expense, net					(26.6)
Other expense, net					(5.4)
Earnings before income taxes and equity in earnings of unconsolidated affiliates					36.2
Income tax expense					6.5
Earnings before equity in earnings of unconsolidated affiliates					29.7
Equity in earnings of unconsolidated affiliates, net of tax					0.3
Net earnings					$30.0

	Three months ended September 30, 2021
	Software	Data and	Corporate and
	Solutions	Analytics	Other		Total
Revenues	$319.6	$58.4	$—		$378.0
Expenses:
Operating expenses	137.1	37.5	28.4	(1)	203.0
Transition and integration costs	—	—	(1.3)	(2)	(1.3)
EBITDA	182.5	20.9	(27.1)		176.3
Depreciation and amortization	32.5	3.9	57.2	(3)	93.6
Operating income (loss)	150.0	17.0	(84.3)		82.7
Interest expense, net					(21.6)
Other expense, net					(1.1)
Earnings before income taxes and equity in earnings of unconsolidated affiliates					60.0
Income tax expense					15.3
Earnings before equity in earnings of unconsolidated affiliates					44.7
Equity in earnings of unconsolidated affiliates, net of tax					1.6
Net earnings					46.3
Net losses attributable to redeemable noncontrolling interests					7.1
Net earnings attributable to Black Knight					$53.4

BLACK KNIGHT, INC.

Segment Information (Continued)

(In millions)

(Unaudited)

	Nine months ended September 30, 2022
	Software	Data and	Corporate and
	Solutions	Analytics	Other		Total
Revenues	$1,002.8	$165.6	$—		$1,168.4
Expenses:
Operating expenses	444.2	112.0	89.4	(1)	645.6
Transition and integration costs	—	—	19.9	(2)	19.9
EBITDA	558.6	53.6	(109.3)		502.9
Depreciation and amortization	108.4	11.7	157.4	(3)	277.5
Operating income (loss)	450.2	41.9	(266.7)		225.4
Interest expense, net					(70.3)
Other expense, net					(9.0)
Earnings before income taxes and equity in earnings of unconsolidated affiliates					146.1
Income tax expense					17.0
Earnings before equity in earnings of unconsolidated affiliates					129.1
Equity in earnings of unconsolidated affiliates, net of tax					303.3
Net earnings					432.4
Net losses attributable to redeemable noncontrolling interests					2.5
Net earnings attributable to Black Knight					$434.9

	Nine months ended September 30, 2021
	Software	Data and	Corporate and
	Solutions	Analytics	Other		Total
Revenues	$920.8	$168.2	$—		$1,089.0
Expenses:
Operating expenses	392.6	106.8	86.8	(1)	586.2
Transition and integration costs	—	—	10.9	(2)	10.9
EBITDA	528.2	61.4	(97.7)		491.9
Depreciation and amortization	96.9	11.4	163.5	(3)	271.8
Operating income (loss)	431.3	50.0	(261.2)		220.1
Interest expense, net					(62.8)
Other expense, net					(5.3)
Earnings before income taxes and equity in earnings of unconsolidated affiliates					152.0
Income tax expense					31.0
Earnings before equity in earnings of unconsolidated affiliates					121.0
Equity in earnings of unconsolidated affiliates, net of tax					3.0
Net earnings					124.0
Net losses attributable to redeemable noncontrolling interests					23.2
Net earnings attributable to Black Knight					$147.2

(1)	Operating expenses for Corporate and Other includes equity-based compensation, including certain related payroll taxes, of $13.6 million and $9.8 million for the three months ended September 30, 2022 and 2021, respectively, and $37.8 million and $33.5 million for the nine months ended September 30, 2022 and 2021, respectively.
(2)	Transition and integration costs primarily consists of costs related to the ICE Transaction and costs associated with acquisitions.
(3)	Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In millions)

(Unaudited)

Reconciliation of Revenues to Organic Revenue Growth

	Three months ended September 30,
	2022		2021			Organic
				Pre-acquisition	Adjusted	revenue
	As reported		As reported	revenues(1)	base	growth
Servicing Software	$217.7		$210.9	$—	$210.9	3%
Origination Software	115.0	(2)	108.7	1.2	109.9	5%
Software Solutions	332.7		319.6	1.2	320.8	4%
Data and Analytics	54.0		58.4	—	58.4	(8)%
Revenues	$386.7		$378.0	$1.2	$379.2	2%

Note: Amounts may not recalculate due to rounding.

(1)	Includes pre-acquisition revenues of TOMN Holdings, Inc. (“Top of Mind”) for the three months ended September 30, 2021.
(2)	Includes revenues of $0.8 million from the acquisition of Top of Mind (7/1/22 – 7/7/22).

	Nine months ended September 30,
	2022		2021			Organic
				Pre-acquisition	Adjusted	revenue
	As reported		As reported	revenues(1)	base	growth
Servicing Software	$662.0		$621.4	$—	$621.4	7%
Origination Software	340.8	(2)	299.4	12.3	311.7	9%
Software Solutions	1,002.8		920.8	12.3	933.1	7%
Data and Analytics	165.6	(3)	168.2	1.8	170.0	(3)%
Revenues	$1,168.4		$1,089.0	$14.1	$1,103.1	6%

Note: Amounts may not recalculate due to rounding.

(1)	Includes pre-acquisition revenues of Top of Mind, eMBS, Inc. (“eMBS”) and NexSpring Financial, LLC (“NexSpring”) for the nine months ended September 30, 2021.
(2)	Includes revenues of $14.0 million from the acquisitions of Top of Mind (1/1/22 – 7/7/22) and NexSpring (1/1/22 - 3/15/22).
(3)	Includes revenues of $2.0 million from the acquisition of eMBS (1/1/22 - 5/16/22).

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(In millions)

(Unaudited)

Reconciliation of Net Earnings to Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net earnings attributable to Black Knight	$30.0	$53.4	$434.9	$147.2
Depreciation and amortization	93.5	93.6	277.5	271.8
Interest expense, net	26.6	21.6	70.3	62.8
Income tax expense	6.5	15.3	17.0	31.0
Other expense, net	5.4	1.1	9.0	5.3
Equity in (earnings) losses of unconsolidated affiliates, net of tax	(0.3)	(1.6)	2.1	6.9
Gain related to investment in unconsolidated affiliate, net of tax	—	—	(305.4)	(9.9)
Net losses attributable to redeemable noncontrolling interests	—	(7.1)	(2.5)	(23.2)
EBITDA	161.7	176.3	502.9	491.9
Equity-based compensation	13.6	9.8	37.8	33.5
Acquisition-related costs	(1.4)	(1.8)	7.3	9.5
ICE Transaction-related costs	5.4	—	11.8	—
Expense reduction initiatives	0.1	0.5	0.8	1.4
Adjusted EBITDA	$179.4	$184.8	$560.6	$536.3
Net earnings margin	7.8%	12.2%	37.0%	11.4%
Adjusted EBITDA margin	46.4%	48.9%	48.0%	49.2%

Reconciliation of Operating Income to Adjusted Operating Income

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Operating income	$68.2	$82.7	$225.4	$220.1
Equity-based compensation	13.6	9.8	37.8	33.5
Acquisition-related costs	(1.4)	(1.8)	7.3	9.5
ICE Transaction-related costs	5.4	—	11.8	—
Expense reduction initiatives	0.1	0.5	0.8	1.4
Depreciation and amortization purchase accounting adjustment	52.2	57.1	157.6	163.7
Adjusted operating income	$138.1	$148.3	$440.7	$428.2
Operating margin	17.6%	21.9%	19.3%	20.2%
Adjusted operating margin	35.7%	39.2%	37.7%	39.3%

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(In millions, except per share data)

(Unaudited)

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net earnings attributable to Black Knight	$30.0	$53.4	$434.9	$147.2
Equity in (earnings) losses of unconsolidated affiliates, net of tax	(0.3)	(1.6)	2.1	6.9
Gain related to investment in unconsolidated affiliate, net of tax	—	—	(305.4)	(9.9)
Depreciation and amortization purchase accounting adjustment (1)	52.2	57.1	157.6	163.7
Equity-based compensation (2)	13.6	9.8	37.8	33.5
Debt and/or equity offering expenses	—	—	—	2.3
Acquisition-related costs	(1.4)	(1.8)	7.3	9.5
ICE Transaction-related costs	5.4	—	11.8	—
Expense reduction initiatives	—	0.5	0.7	1.4
Legal matters	5.8	1.1	9.5	3.0
Income tax expense adjustment (3)	(18.7)	(12.9)	(66.1)	(50.9)
Redeemable noncontrolling interests adjustment (4)	—	(12.5)	(5.8)	(37.5)
Adjusted net earnings	$86.6	$93.1	$284.4	$269.2

Adjusted EPS	$0.56	$0.60	$1.83	$1.73
Weighted average shares outstanding, diluted	155.4	156.2	155.5	155.9

(1)	Components of the depreciation and amortization purchase accounting adjustment are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Other intangible assets	$36.0	$41.7	$109.6	$119.6
Software	16.1	15.2	47.5	43.6
Property and equipment	0.2	0.2	0.6	0.6
Deferred contract costs	(0.1)	—	(0.1)	(0.1)
Depreciation and amortization purchase accounting adjustment	$52.2	$57.1	$157.6	$163.7

(2)	Includes accelerated recognition of equity-based compensation expense of $2.9 million for the nine months ended September 30, 2021.
(3)	Includes a discrete income tax benefit of $14.1 million related to the establishment of a deferred tax asset as a result of our first quarter 2022 reorganization of certain wholly-owned subsidiaries for the nine months ended September 30, 2022.
(4)	The redeemable noncontrolling interests adjustment primarily includes the effect of the net incremental depreciation and amortization adjustments associated with the application of purchase accounting.